Exhibit 5.1

1345 AVENUE OF THE AMERICAS, 11th FLOOR NEW YORK, NEW YORK 10105 TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889 www.egsllp.com

June 11, 2021

Vivos Therapeutics, Inc.

9137 Ridgeline Blvd., Suite 135

Highlands Ranch, CO 80129

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Vivos Therapeutics, Inc. (the “Company”) in connection with the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of (i) 1,166,667 shares (the “2019 Plan Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to the Company’s 2019 Stock Option and Issuance Plan (the “2019 Plan”), (ii) 1,333,333 shares (the “2017 Plan Shares”) of Common Stock, issuable pursuant to the Company’s 2017 Stock Option and Issuance Plan (the “2017 Plan”) and (iii) 333,3334 shares (the “Award Shares” and together with the 2019 Plan Shares and the 2017 Plan Shares, the “Shares”) of the Common Stock issued pursuant to an executive award (the “Award”).

In arriving at the opinion expressed below, we have examined and relied on the following documents:

(1) Certificate of Incorporation of the Company, dated as of August 7, 2020 and the Amended and Restated Bylaws of the Company;

(2) the 2019 Plan;

(3) the 2017 Plan;

(4) the Award; and

(5) records of meetings and consents of the Board of Directors of the Company provided to us by the Company.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the accuracy and completeness of each document submitted to us, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Company are actually serving in such capacity, that the representations of officers and employees of the Company are correct as to questions of fact and that each party to the documents we have examined or relied on (other than the Company) has the power, corporate or other, to enter into and perform all obligations thereunder and also have assumed the due authorization by all requisite action, corporate or other, of the execution and delivery by such parties of such documents, and the validity and binding effect thereon on such parties. We have not independently verified any of these assumptions.

Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, it is our opinion that the Shares, upon issuance and payment therefore in accordance with the terms of the 2019 Plan, the 2017 Plan and the Award, as applicable, and the agreements or shares issued thereunder, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP